CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Standard Employment Agreements dated as of October 31, 1995, January 1, 1996, February 26, 1996, March 4, 1996,
March 6, 1996, March 18, 1996, May 23, 1996, May 28, 1996, June 4, 1996,
July 1, 1996, July 18, 1996, July 22, 1996, July 29, 1996, August 1, 1996,
September 30, 1996, October 14, 1996, November 12, 1996, December 2, 1996, Non-Standard Employment Agreements dated as of April 1, 1995, May 1, 1995, First Amendments dated as of October 31, 1995, Consulting Agreements dated as of September 19, 1995 and July 12, 1996, and First Amendment to Consulting Agreement dated as of January 1, 1996, of our report dated March 11, 1996 with respect to the consolidated financial statements of SGI International included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


               ERNST & YOUNG LLP
               San Diego, California
               December 26, 1996


                                Exhibit 23.0